Exhibit 99.2
FOR IMMEDIATE RELEASE

MEDIA:	Joe Bass, 615-743-8219
INVESTOR RELATIONS:	Jennifer Demba, 404-364-2715
WEBSITE:	www.pnfp.com

PNFP REPORTS 4Q25 DILUTED EPS OF $2.13 AND ADJUSTED DILUTED EPS OF $2.24
Loans, core deposits, revenues and diluted EPS all up double-digit percentages year-over-year

ATLANTA, GA, January 21, 2026 - Pinnacle Financial Partners, Inc. (NYSE: PNFP) reported net income per diluted common share of $2.13 for the quarter ended Dec. 31, 2025, for the business of legacy Pinnacle Financial Partners, Inc., compared to net income per diluted common share of $1.91 for the quarter ended Dec. 31, 2024, an increase of approximately 11.5 percent. Net income per diluted common share was $8.07 for the year ended Dec. 31, 2025, compared to net income per diluted common share of $5.96 for the year ended Dec. 31, 2024, an increase of approximately 35.4 percent.
After considering the adjustments noted in the table below, net income per diluted common share was $2.24 for the three months ended Dec. 31, 2025, compared to $1.90 for the three months ended Dec. 31, 2024, an increase of 17.9 percent. Net income per diluted common share, adjusted for the items noted in the table below, was $8.37 for the year ended Dec. 31, 2025, compared to net income per diluted common share of $6.89 for the year ended Dec. 31, 2024, an increase of approximately 21.5 percent.

	Three months ended			Year ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Diluted earnings per common share	$ 2.13	$ 2.19	$ 1.91	$ 8.07	$ 5.96
Adjustments, net of tax (1):
Investment (gains) losses on sales of securities, net	0.04	—	(0.01)	0.16	0.70
Recognition of mortgage servicing asset	—	—	—	—	(0.12)
FDIC special assessment	(0.07)	—	—	(0.07)	0.07
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	0.28
Merger-related expenses	0.14	0.08	—	0.21	—
Diluted earnings per common share after adjustments	$ 2.24	$ 2.27	$ 1.90	$ 8.37	$ 6.89
Numbers may not foot due to rounding.
(1):Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"One of the most important measures of success for our recent merger with Synovus is our ability to sustain outsized growth momentum," said M. Terry Turner, Pinnacle's chairman and former chief executive officer. "Fourth quarter 2025 results are in and speak for themselves, with double-digit growth in loans, client deposits, revenue and adjusted earnings per share year-over-year. While much work was required to complete the merger so quickly, fourth quarter’s financial results actually represent accelerated growth rates when compared to quarterly growth rates in the first and second quarters of 2025, immediately prior to the deal announcement."

PINNACLE AND SYNOVUS MERGER
The merger of Pinnacle Financial Partners, Inc. (which we may refer to as "legacy Pinnacle" and Synovus Financial Corp. (which we may refer to as "Synovus" or "legacy Synovus") closed on January 1, 2026. The combination creates one of the leading regional banks in the industry, positioned for accelerated growth by marrying the cultures of both banks with Pinnacle’s proven recruiting model and incentive structures and Synovus’ deep talent and capabilities. Integration teams have been working closely together to build the blueprint for Pinnacle’s future. While bankers continue to serve clients and recruit top talent with little to no disruption, others will work behind the scenes to execute as seamless an integration effort as possible. Systems and brand conversions are expected in March 2027. Throughout, the primary goal will be to enhance our client experience.
"Pinnacle and Synovus both delivered strong results in 2025, demonstrating our commitment to growth amid the pending merger," said Pinnacle President and CEO Kevin Blair. "Legacy Pinnacle grew diluted EPS by 35% and adjusted diluted EPS by 22%, while legacy Synovus achieved increases of 76% and 28%, respectively. These outcomes reflect our team’s engagement, client focus and dedication to delivering value for shareholders. This momentum positions us for continued success in 2026 and strengthens our capacity to unify both organizations, building on similar legacies and shared values. Both firms prioritize client service, with legacy Pinnacle earning the No. 1 Net Promoter Score in our footprint and legacy Synovus earning No. 3. Pinnacle’s proven operating model remains the foundation of our growth, while Synovus brings extensive expertise, broad reach and operational excellence. Together, we’ll build a bank that combines scale with a clear purpose."

PINNACLE'S BALANCE SHEET GROWTH AND LIQUIDITY:
Total assets at Dec. 31, 2025, were $57.7 billion, an increase of approximately $1.7 billion from Sept. 30, 2025, and $5.1 billion from Dec. 31, 2024, reflecting a linked-quarter annualized increase of 12.5 percent and a year-over-year increase of 9.7 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025		Dec. 31, 2024
Loans	$ 39,154,002	37,932,613	12.9%	35,485,776	10.3%
Securities	9,157,207	9,056,608	4.4%	8,381,268	9.3%
Other interest-earning assets	3,400,579	3,228,993	21.3%	3,377,381	0.7%
Total interest-earning assets	$ 51,711,788	$ 50,218,214	11.9%	$ 47,244,425	9.5%

Core deposits:
Noninterest-bearing deposits	$ 9,046,666	$ 8,952,978	4.2%	$ 8,170,448	10.7%
Interest-bearing core deposits(1)	32,880,864	31,860,709	12.8%	29,876,456	10.1%
Noncore deposits and other funding(2)	7,990,472	7,442,496	29.5%	7,326,287	9.1%
Total funding	$ 49,918,002	$ 48,256,183	13.8%	$ 45,373,191	10.0%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"We are very pleased with loan growth for the fourth quarter and the momentum we have as a combined firm," said Turner. "Our fourth quarter loan growth of $1.2 billion came in stronger than we anticipated which contributed to the additional provision expense for the quarter. For 2026, we have a lot of opportunities to sustain our strong loan growth. Our growing interest in commercial real estate projects and, as a combined firm, our push to expand our lending verticals across our expanded footprint will both serve to support our loan growth goals.
"Year-end 2025 results for deposits also exceeded our expectations with year-over-year core deposits up by 10.2 percent, which was more than the growth range we previously anticipated. Importantly, highly-valued noninterest bearing deposits increased by 10.7 percent in 2025. Again, this has much to do with the success of our treasury management and specialty deposit professionals finishing the year with great momentum which we fully expect to carry well into 2026."

PINNACLE'S PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH AND PROFITABILITY:
Pre-tax, pre-provision net revenues (PPNR) for the quarter and year ended Dec. 31, 2025 were $239.5 million and $887.1 million, respectively, compared to $213.4 million and $701.8 million, respectively, recognized in the quarter and year ended Dec. 31, 2024. As noted in the table below, adjusted PPNR for the quarter and year ended Dec. 31, 2025, were $250.4 million and

$918.6 million, respectively, compared to $213.2 million and $797.7 million, respectively, recognized in the quarter and year ended Dec. 31, 2024, an increase of 17.4 percent and 15.2 percent.

	Three months ended			Year ended
	December 31,			December 31,
(dollars in thousands)	2025	2024	% change	2025	2024	% change
Revenues:
Net interest income	$ 407,435	$ 363,790	12.0%	$ 1,548,261	$ 1,365,590	13.4%
Noninterest income	134,769	111,545	20.8%	506,590	371,178	36.5%
Total revenues	542,204	475,335	14.1%	2,054,851	1,736,768	18.3%
Noninterest expense	302,656	261,897	15.6%	1,167,728	1,034,970	12.8%
Pre-tax, pre-provision net revenue	239,548	213,438	12.2%	887,123	701,798	26.4%
Adjustments:
Investment (gains) losses on sales of securities, net	4,099	(249)	>100.0%	16,611	71,854	(76.9) %
Recognition of mortgage servicing asset	—	—	NA	—	(11,812)	(100.0) %
ORE expense	346	58	>100.0%	687	220	>100.0%
FDIC special assessment	(7,500)	—	(100.0) %	(7,500)	7,250	>(100.0%)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	NA	—	28,400	(100.0) %
Merger-related expenses	13,939	—	100.0%	21,666	—	100.0%
Adjusted pre-tax, pre-provision net revenue	$ 250,432	$ 213,247	17.4%	$ 918,587	$ 797,710	15.2%

	Three months ended			Year ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Net interest margin	3.27%	3.26%	3.22%	3.24%	3.16%
Efficiency ratio	55.82%	55.64%	55.10%	56.83%	59.59%
Return on average assets (1)	1.16%	1.22%	1.15%	1.15%	0.93%
Return on average tangible common equity (TCE) (1)	13.50%	14.49%	13.58%	13.58%	11.12%
Average loan to deposit ratio	82.85%	82.88%	83.92%	83.26%	84.64%

Net interest income for the fourth quarter of 2025 was $407.4 million, compared to $363.8 million for the fourth quarter of 2024, a year-over-year growth rate of 12.0 percent. Net interest margin was 3.27 percent for the fourth quarter of 2025, compared to 3.22 percent for the fourth quarter of 2024.
Total revenues for the fourth quarter of 2025 were $542.2 million, compared to $475.3 million for the fourth quarter of 2024, a year-over-year increase of 14.1 percent.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025		Dec. 31, 2024
Net interest income	$ 407,435	$ 396,865	10.7%	$ 363,790	12.0%
Noninterest income	134,769	147,938	(35.6) %	111,545	20.8%
Total revenues	$ 542,204	$ 544,803	(1.9) %	$ 475,335	14.1%

•Wealth management revenues, which include investment, trust and insurance services, were $36.9 million for the fourth quarter of 2025, compared to $31.2 million for the fourth quarter of 2024, a year-over-year increase of 18.1 percent. The increase in wealth management revenues is primarily attributable to an increase in capacity. Pinnacle continues to hire more wealth-management revenue producers across the firm, particularly in the areas of the firm's most recent market expansions, further showcasing the power of its differentiated model in markets where we have not previously operated.

•Income from the firm's investment in Banker's Healthcare Group ("BHG") was $31.3 million for the fourth quarter of 2025, compared to $12.1 million for the fourth quarter of 2024, a sharp year-over-year increase.
◦BHG's loan originations were $1.7 billion in the fourth quarter of 2025, compared to $1.7 billion in the third quarter of 2025 and $1.2 billion in the fourth quarter of 2024.
◦Loans sold to BHG's community bank partners were approximately $529 million in the fourth quarter of 2025, compared to $561 million in the third quarter of 2025 and $505 million in the fourth quarter of 2024.
◦BHG reserves for on-balance sheet loan losses were $376 million, or 11.4 percent of loans held for investment at Dec. 31, 2025, compared to 11.2 percent at Sept. 30, 2025, and 9.3 percent at Dec. 31, 2024.
◦At Dec. 31, 2025, BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $709 million, or 8.6 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, compared to 7.9 percent at Sept. 30, 2025 and 7.1 percent at Dec. 31, 2024.
•Noninterest income categories, other than those specifically noted above, contributed $66.6 million for the quarter ended Dec. 31, 2025, a decrease of $1.7 million from the fourth quarter of 2024.
Noninterest expense for the fourth quarter of 2025 was $302.7 million, compared to $261.9 million for the fourth quarter of 2024. As noted in the table below, adjusted noninterest expense for the fourth quarter of 2025 was $295.9 million, compared to $261.8 million in the prior year.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-yr % Change
(dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025		Dec. 31, 2024
Noninterest expense	$ 302,656	$ 303,139	(0.6) %	$ 261,897	15.6%
Less:
ORE expense	346	146	>100.0%	58	>100.0%
FDIC special assessment	(7,500)	—	(100.0) %	—	(100.0) %
Merger-related expenses	13,939	7,727	>100.0%	—	100.0%
Adjusted noninterest expense	$ 295,871	$ 295,266	0.8%	$ 261,839	13.0%

•Salaries and employee benefits were $181.1 million in the fourth quarter of 2025, compared to $164.7 million in the fourth quarter of 2024, reflecting a year-over-year increase of 10.0 percent.
◦Cash incentive costs in the fourth quarter of 2025 totaling $26.2 million were approximately $8.3 million lower than the third quarter of 2025. The fourth quarter 2025 accrual assumed a 125 percent of target payout for 2025, reflecting excellent performance for the year.
•Equipment and occupancy costs were $52.2 million in the fourth quarter of 2025, compared to $42.8 million in the fourth quarter of 2024, resulting in a year-over-year increase of 22.0 percent. This increase was primarily attributable to the opening of new full-service locations during 2025 and the relocation of the corporate headquarters to a new office during the first quarter of 2025.
•Merger-related expenses for the year ended Dec. 31, 2025 were $21.7 million and represent costs associated with our merger with Synovus, which closed on January 1, 2026.

"Revenue growth in the fourth quarter was exceptional and provides further evidence that we are active in our markets, while our leadership was also diligently working to advance a successful merger with Synovus," Turner said. "Net interest income for 2025 was up a solid 13.4 percent over the prior year, well within the range we discussed at the end of last quarter. As anticipated, our net interest margin expanded in the fourth quarter to 3.27 percent, up from the 3.26 percent last quarter. Noninterest income in 2025 was up a phenomenal 36.5 percent over last year. Noninterest income, excluding the impact of investment securities net losses and the recognition of a mortgage servicing asset in 2024, was up 21.3 percent from last year, again, well within the range we discussed last quarter as significant contributions from wealth, treasury management, BHG and our other fee businesses contributed greatly to our 2025 success. Additionally, at the end of last quarter, we disclosed that BHG revenues would decrease by approximately $10 million in the fourth quarter from the third quarter. In the end, BHG's results for the fourth quarter were slightly better than we had anticipated.
"As to noninterest expense, excluding the reversal of the FDIC special assessment, merger-related costs and ORE expenses, our 2025 noninterest expense ended the year at $1.153 billion, which was within the range we discussed last quarter. Also, as expected, the final results for our 2025 associate cash incentives ended the year at 125 percent of target which warranted a maximum award to our team members."
PINNACLE'S CAPITAL AND SOUNDNESS:

As of
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024
Shareholders' equity to total assets	12.2%	12.3%	12.2%
Tangible common equity to tangible assets	8.9%	8.8%	8.6%
Book value per common share	$ 87.90	$ 85.60	$ 80.46
Tangible book value per common share	$ 63.71	$ 61.53	$ 56.24
Annualized net loan charge-offs to avg. loans (1)	0.28%	0.18%	0.24%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.36%	0.41%	0.42%
Classified asset ratio (Pinnacle Bank) (2)	3.52%	4.16%	3.79%
Construction and land development loans as a percentage of total capital (3)	57.70%	59.60%	70.50%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	221.10%	218.10%	242.20%
Allowance for credit losses (ACL) to total loans	1.13%	1.15%	1.17%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

"Fourth quarter soundness metrics all remain strong," Turner said. "During the quarter, we determined the need to charge off a nonperforming commercial real estate loan for approximately $16.9 million, of which approximately $10.0 million had been carried in our allowance for loan losses since the first quarter of 2024. This resulted in increased charge-offs in relation to average loans, as well as increased provision expense. However, we are also reporting decreases in nonperforming loans, as well as a slight reduction in our allowance for loan losses in relation to total loans.
"Our tangible equity ratio increased to 8.9 percent at Dec. 31, 2025 while our common equity tier one risk-based capital ratio stood at 10.9 percent, up slightly over the course of 2025. Another metric that we remain very proud of is our tangible book value per share which stood at $63.71 per share at Dec. 31, 2025, an increase of 13.3 percent over last year’s result."

WEBCAST AND CONFERENCE CALL INFORMATION
Pinnacle will host a webcast and conference call at 8:30 a.m. ET on January 22, 2026, to discuss legacy Pinnacle's and legacy Synovus' fourth quarter 2025 results and other matters. To access the call for audio only, please call 1-888-506-0062. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at investors.pnfp.com..
Pinnacle Financial Partners, Inc. (“Pinnacle”) is a regional bank which provides a full range of banking, investment, trust, mortgage and insurance products and services for commercial and consumer clients who want a comprehensive relationship with their financial institution. The firm joined forces with Synovus in 2026, bringing together more than 160 years of combined banking service. Pinnacle is the largest bank headquartered in Tennessee and the largest bank holding company headquartered in Georgia. The firm is No. 1 in deposit market share in the Nashville MSA and No. 4 in the Atlanta MSA with offices in Tennessee, Georgia, Florida, North Carolina, South Carolina, Alabama, Kentucky, Virginia and Maryland (based on June 30, 2025 FDIC market share data).
Pinnacle is an employer of choice for financial services professionals. The firm is No. 9 in FORTUNE magazine’s 2025 list of 100 Best Companies to Work For® in the U.S., its ninth consecutive appearance. Pinnacle was also recognized by American Banker as No. 4 among America’s Best Banks to Work For in 2025, its 13th consecutive year on the list, and No. 1 among banks with more than $10 billion in assets.

FORWARD LOOKING STATEMENTS
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Pinnacle's use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Pinnacle's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding the anticipated benefits and risks related to the recently-completed business combination with Synovus Financial Corp., our future operating and financial performance; expectations on our intended strategies, initiatives, and other operational and execution goals; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Pinnacle to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Pinnacle's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Pinnacle's ability to control or predict.
These forward-looking statements are based upon information presently known to management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Pinnacle's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Pinnacle's quarterly reports on Form 10-Q, current reports on Form 8-K and other filings and reports filed with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024, merger-related expenses incurred in connection with our combination with Synovus and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle believes that the presentation of this information allows investors to more easily compare Pinnacle's results to the results of other companies. Pinnacle's management utilizes this non-GAAP financial information to compare Pinnacle's operating performance for 2025 versus certain periods in 2024 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024
ASSETS
Cash and noninterest-bearing due from banks	$ 358,258	$ 295,133	$ 320,320
Restricted cash	91,174	128,830	93,645
Interest-bearing due from banks	3,115,650	2,841,647	3,021,960
Cash and cash equivalents	3,565,082	3,265,610	3,435,925
Securities purchased with agreement to resell	96,395	83,120	66,449
Securities available-for-sale, at fair value	6,566,683	6,411,806	5,582,369
Securities held-to-maturity (fair value of $2.4 billion, $2.4 billion and $2.6 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at Dec. 31, 2025, Sept. 30, 2025 and Dec. 31, 2024, respectively)	2,590,524	2,644,802	2,798,899
Consumer loans held-for-sale	91,713	163,129	175,627
Commercial loans held-for-sale	5,647	12,267	19,700
Loans	39,154,002	37,932,613	35,485,776
Less allowance for credit losses	(441,540)	(434,450)	(414,494)
Loans, net	38,712,462	37,498,163	35,071,282
Premises and equipment, net	339,990	337,552	311,277
Equity method investment	391,946	389,109	436,707
Accrued interest receivable	219,761	218,647	214,080
Goodwill	1,848,904	1,848,904	1,849,260
Core deposits and other intangible assets	29,715	18,108	21,423
Other real estate owned	8,053	5,129	1,278
Other assets	3,239,178	3,067,203	2,605,173
Total assets	$ 57,706,053	$ 55,963,549	$ 52,589,449
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 9,046,666	$ 8,952,978	$ 8,170,448
Interest-bearing	15,649,061	15,031,854	14,125,194
Savings and money market accounts	17,627,689	17,097,698	16,197,397
Time	5,073,106	4,644,594	4,349,953
Total deposits	47,396,522	45,727,124	42,842,992
Securities sold under agreements to repurchase	316,447	325,573	230,244
Federal Home Loan Bank advances	1,778,329	1,777,003	1,874,134
Subordinated debt and other borrowings	426,704	426,483	425,821
Accrued interest payable	48,250	48,484	55,619
Other liabilities	696,086	802,690	728,758
Total liabilities	50,662,338	49,107,357	46,157,568
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Dec. 31, 2025, Sept. 30, 2025 and Dec. 31, 2024, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.7 million, 77.6 million and 77.2 million shares issued and outstanding at Dec. 31, 2025, Sept. 30, 2025 and Dec. 31, 2024, respectively	77,662	77,558	77,242
Additional paid-in capital	3,144,104	3,141,416	3,129,680
Retained earnings	3,727,788	3,579,862	3,175,777
Accumulated other comprehensive loss, net of taxes	(122,965)	(159,770)	(167,944)
Total shareholders' equity	7,043,715	6,856,192	6,431,881
Total liabilities and shareholders' equity	$ 57,706,053	$ 55,963,549	$ 52,589,449
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Year ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Interest income:
Loans, including fees	$ 583,740	$ 588,131	$ 557,716	$ 2,288,096	$ 2,221,063
Securities
Taxable	64,953	67,158	58,842	260,953	220,666
Tax-exempt	27,483	27,646	24,947	107,463	97,779
Federal funds sold and other	35,279	38,312	42,855	139,120	158,590
Total interest income	711,455	721,247	684,360	2,795,632	2,698,098
Interest expense:
Deposits	275,008	294,164	287,511	1,127,179	1,203,455
Securities sold under agreements to repurchase	1,501	1,423	1,182	5,172	5,392
FHLB advances and other borrowings	27,511	28,795	31,877	115,020	123,661
Total interest expense	304,020	324,382	320,570	1,247,371	1,332,508
Net interest income	407,435	396,865	363,790	1,548,261	1,365,590
Provision for credit losses	34,101	31,939	29,652	107,245	120,589
Net interest income after provision for credit losses	373,334	364,926	334,138	1,441,016	1,245,001
Noninterest income:
Service charges on deposit accounts	18,720	18,290	15,175	71,130	59,394
Investment services	22,340	23,910	19,233	84,391	67,572
Insurance sales commissions	3,142	4,016	2,900	15,525	13,753
Gains on mortgage loans sold, net	1,347	1,828	2,344	7,647	11,136
Investment gains (losses) on sales of securities, net	(4,099)	—	249	(16,611)	(71,854)
Trust fees	11,415	10,316	9,098	40,351	33,219
Income from equity method investment	31,297	40,614	12,070	118,343	63,172
Gain on sale of fixed assets	142	—	38	554	2,258
Other noninterest income	50,465	48,964	50,438	185,260	192,528
Total noninterest income	134,769	147,938	111,545	506,590	371,178
Noninterest expense:
Salaries and employee benefits	181,095	187,001	164,670	721,431	621,031
Equipment and occupancy	52,167	48,910	42,756	195,300	166,002
Other real estate, net	346	146	58	687	220
Marketing and other business development	12,011	7,902	8,168	37,351	26,668
Postage and supplies	3,269	3,401	3,178	13,232	12,049
Amortization of intangibles	1,393	1,398	1,544	5,608	6,254
Merger-related expenses	13,939	7,727	—	21,666	—
Other noninterest expense	38,436	46,654	41,523	172,453	202,746
Total noninterest expense	302,656	303,139	261,897	1,167,728	1,034,970
Income before income taxes	205,447	209,725	183,786	779,878	581,209
Income tax expense	35,666	36,589	32,527	138,013	106,153
Net income	169,781	173,136	151,259	641,865	475,056
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(15,192)	(15,192)
Net income available to common shareholders	$ 165,983	$ 169,338	$ 147,461	$ 626,673	$ 459,864

Per share information:
Basic net income per common share	$ 2.16	$ 2.20	$ 1.93	$ 8.15	$ 6.01
Diluted net income per common share	$ 2.13	$ 2.19	$ 1.91	$ 8.07	$ 5.96
Weighted average common shares outstanding:
Basic	76,929,255	76,904,045	76,537,040	76,863,389	76,460,926
Diluted	77,746,329	77,310,293	77,384,742	77,688,626	77,131,330
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2023	$ 217,126	76,767	$ 76,767	$ 3,109,493	$ 2,784,927	$ (152,525)	$ 6,035,788
Preferred dividends paid ($67.52 per share)	—	—	—	—	(15,192)	—	(15,192)
Common dividends paid ($0.88 per share)	—	—	—	—	(69,014)	—	(69,014)
Issuance of restricted common shares	—	262	262	(262)	—	—	—
Forfeiture of restricted common shares	—	(30)	(30)	30	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(68)	(68)	(5,774)	—	—	(5,842)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,741)	—	—	(14,430)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	40,934	—	—	40,934
Net income	—	—	—	—	475,056	—	475,056
Other comprehensive loss	—	—	—	—	—	(15,419)	(15,419)
Balance at December 31, 2024	$ 217,126	77,242	$ 77,242	$ 3,129,680	$ 3,175,777	$ (167,944)	$ 6,431,881

Balance at December 31, 2024	$ 217,126	77,242	$ 77,242	$ 3,129,680	$ 3,175,777	$ (167,944)	$ 6,431,881
Preferred dividends paid ($67.52 per share)	—	—	—	—	(15,192)	—	(15,192)
Common dividends paid ($0.96 per share)	—	—	—	—	(74,662)	—	(74,662)
Issuance of restricted common shares	—	214	214	(214)	—	—	—
Forfeiture of restricted common shares	—	(33)	(33)	33	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(69)	(69)	(7,612)	—	—	(7,681)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	308	308	(21,409)	—	—	(21,101)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	43,626	—	—	43,626
Net income	—	—	—	—	641,865	—	641,865
Other comprehensive gain	—	—	—	—	—	44,979	44,979
Balance at December 31, 2025	$ 217,126	77,662	$ 77,662	$ 3,144,104	$ 3,727,788	$ (122,965)	$ 7,043,715
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2025	2025	2025	2025	2024	2024
Balance sheet data, at quarter end:
Commercial and industrial loans	$ 16,365,200	15,570,921	14,905,306	14,131,312	13,815,817	12,986,865
Commercial real estate - owner occupied loans	5,215,810	4,904,462	4,744,806	4,594,376	4,388,531	4,264,743
Commercial real estate - investment loans	5,803,480	5,803,851	5,891,694	5,977,583	5,931,420	5,919,235
Commercial real estate - multifamily and other loans	2,337,836	2,284,438	2,393,696	2,360,515	2,198,698	2,213,153
Consumer real estate - mortgage loans	5,518,618	5,373,110	5,163,761	4,977,358	4,914,482	4,907,766
Construction and land development loans	3,241,266	3,389,451	3,412,060	3,525,860	3,699,321	3,486,504
Consumer and other loans	671,792	606,380	593,841	569,742	537,507	530,044
Total loans	39,154,002	37,932,613	37,105,164	36,136,746	35,485,776	34,308,310
Allowance for credit losses	(441,540)	(434,450)	(422,125)	(417,462)	(414,494)	(391,534)
Securities	9,157,207	9,056,608	9,066,651	8,718,794	8,381,268	8,293,241
Total assets	57,706,053	55,963,549	54,801,451	54,254,804	52,589,449	50,701,888
Noninterest-bearing deposits	9,046,666	8,952,978	8,640,759	8,507,351	8,170,448	8,229,394
Total deposits	47,396,522	45,727,124	44,999,244	44,479,463	42,842,992	40,954,888
Securities sold under agreements to repurchase	316,447	325,573	258,454	263,993	230,244	209,956
FHLB advances	1,778,329	1,777,003	1,775,470	1,886,011	1,874,134	2,146,395
Subordinated debt and other borrowings	426,704	426,483	426,263	426,042	425,821	425,600
Total shareholders' equity	7,043,715	6,856,192	6,637,237	6,543,142	6,431,881	6,344,258
Balance sheet data, quarterly averages:
Total loans	$ 38,656,655	37,693,158	36,967,754	36,041,530	34,980,900	34,081,759
Securities	9,215,021	9,025,752	8,986,542	8,679,934	8,268,583	8,176,250
Federal funds sold and other	3,606,379	3,360,273	2,854,113	2,958,593	3,153,751	2,601,267
Total earning assets	51,478,055	50,079,183	48,808,409	47,680,057	46,403,234	44,859,276
Total assets	56,705,549	55,213,879	53,824,500	52,525,831	51,166,643	49,535,543
Noninterest-bearing deposits	9,246,937	8,873,147	8,486,681	8,206,751	8,380,760	8,077,655
Total deposits	46,657,794	45,479,133	44,233,628	43,018,951	41,682,341	40,101,199
Securities sold under agreements to repurchase	326,116	287,465	255,662	230,745	223,162	230,340
FHLB advances	1,777,721	1,774,237	1,838,449	1,877,596	2,006,736	2,128,793
Subordinated debt and other borrowings	433,619	433,472	427,805	427,624	427,503	427,380
Total shareholders' equity	6,966,997	6,721,569	6,601,662	6,515,904	6,405,867	6,265,710
Statement of operations data, for the three months ended:
Interest income	$ 711,455	721,247	694,770	668,160	684,360	694,865
Interest expense	304,020	324,382	315,237	303,732	320,570	343,361
Net interest income	407,435	396,865	379,533	364,428	363,790	351,504
Provision for credit losses	34,101	31,939	24,245	16,960	29,652	26,281
Net interest income after provision for credit losses	373,334	364,926	355,288	347,468	334,138	325,223
Noninterest income	134,769	147,938	125,457	98,426	111,545	115,242
Noninterest expense	302,656	303,139	286,446	275,487	261,897	259,319
Income before income taxes	205,447	209,725	194,299	170,407	183,786	181,146
Income tax expense	35,666	36,589	35,759	29,999	32,527	34,455
Net income	169,781	173,136	158,540	140,408	151,259	146,691
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$ 165,983	169,338	154,742	136,610	147,461	142,893
Profitability and other ratios:
Return on avg. assets (1)	1.16%	1.22%	1.15%	1.05%	1.15%	1.15%
Return on avg. equity (1)	9.45%	10.00%	9.40%	8.50%	9.16%	9.07%
Return on avg. common equity (1)	9.76%	10.33%	9.72%	8.80%	9.48%	9.40%
Return on avg. tangible common equity (1)	13.50%	14.49%	13.75%	12.51%	13.58%	13.61%
Common stock dividend payout ratio (14)	11.87%	12.20%	12.73%	15.53%	14.72%	16.73%
Net interest margin (2)	3.27%	3.26%	3.23%	3.21%	3.22%	3.22%
Noninterest income to total revenue (3)	24.86%	27.15%	24.84%	21.27%	23.47%	24.69%
Noninterest income to avg. assets (1)	0.94%	1.06%	0.93%	0.76%	0.87%	0.93%
Noninterest exp. to avg. assets (1)	2.12%	2.18%	2.13%	2.13%	2.04%	2.08%
Efficiency ratio (4)	55.82%	55.64%	56.72%	59.52%	55.10%	55.56%
Avg. loans to avg. deposits	82.85%	82.88%	83.57%	83.78%	83.92%	84.99%
Securities to total assets	15.87%	16.18%	16.54%	16.07%	15.94%	16.36%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2025			December 31, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$ 38,656,655	$ 583,740	6.11%	$ 34,980,900	$ 557,716	6.42%
Securities
Taxable	5,786,264	64,953	4.45%	4,953,134	58,842	4.73%
Tax-exempt (2)	3,428,757	27,483	3.80%	3,315,449	24,947	3.58%
Interest-bearing due from banks	3,213,013	29,967	3.70%	2,819,891	36,135	5.10%
Resell agreements	101,919	2,232	8.69%	75,583	1,697	8.93%
Federal funds sold	—	—	— %	—	—	— %
Other	291,447	3,080	4.19%	258,277	5,023	7.74%
Total interest-earning assets	51,478,055	$ 711,455	5.62%	46,403,234	$ 684,360	5.97%
Nonearning assets
Intangible assets	1,872,458			1,870,051
Other nonearning assets	3,355,036			2,893,358
Total assets	$ 56,705,549			$ 51,166,643

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	15,119,001	111,685	2.93%	13,162,542	113,704	3.44%
Savings and money market	17,462,107	118,415	2.69%	15,654,866	125,760	3.20%
Time	4,829,749	44,908	3.69%	4,484,173	48,047	4.26%
Total interest-bearing deposits	37,410,857	275,008	2.92%	33,301,581	287,511	3.43%
Securities sold under agreements to repurchase	326,116	1,501	1.83%	223,162	1,182	2.11%
Federal Home Loan Bank advances	1,777,721	19,645	4.38%	2,006,736	23,159	4.59%
Subordinated debt and other borrowings	433,619	7,866	7.20%	427,503	8,718	8.11%
Total interest-bearing liabilities	39,948,313	304,020	3.02%	35,958,982	320,570	3.55%
Noninterest-bearing deposits	9,246,937	—	—	8,380,760	—	—
Total deposits and interest-bearing liabilities	49,195,250	$ 304,020	2.45%	44,339,742	$ 320,570	2.88%
Other liabilities	543,302			421,034
Shareholders' equity	6,966,997			6,405,867
Total liabilities and shareholders' equity	$ 56,705,549			$ 51,166,643
Net interest income		$ 407,435			$ 363,790
Net interest spread (3)			2.60%			2.42%
Net interest margin (4)			3.27%			3.22%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $17.2 million of taxable equivalent income for the three months ended Dec. 31, 2025 compared to $12.1 million for the three months ended Dec. 31, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended Dec. 31, 2025 would have been 3.16% compared to a net interest spread of 3.09% for the three months ended Dec. 31, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2025			December 31, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$ 37,347,907	$ 2,288,096	6.23%	$ 33,908,775	$ 2,221,063	6.64%
Securities
Taxable	5,631,662	260,953	4.63%	4,487,037	220,666	4.92%
Tax-exempt (2)	3,346,750	107,463	3.84%	3,284,099	97,779	3.55%
Interest-bearing due from banks	2,852,913	118,459	4.15%	2,533,184	132,199	5.22%
Resell agreements	80,272	7,936	9.89%	285,356	10,669	3.74%
Federal funds sold	—	—	— %	—	—	— %
Other	263,872	12,725	4.82%	254,731	15,722	6.17%
Total interest-earning assets	49,523,376	$ 2,795,632	5.76%	44,753,182	$ 2,698,098	6.14%
Nonearning assets
Intangible assets	1,869,980			1,871,723
Other nonearning assets	3,187,306			2,821,948
Total assets	$ 54,580,662			$ 49,446,853

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,524,949	457,226	3.15%	12,309,946	465,862	3.78%
Savings and money market	16,959,977	491,058	2.90%	14,928,631	530,100	3.55%
Time	4,667,457	178,895	3.83%	4,720,595	207,493	4.40%
Total interest-bearing deposits	36,152,383	1,127,179	3.12%	31,959,172	1,203,455	3.77%
Securities sold under agreements to repurchase	275,292	5,172	1.88%	219,451	5,392	2.46%
Federal Home Loan Bank advances	1,816,610	82,855	4.56%	2,113,947	96,602	4.57%
Subordinated debt and other borrowings	430,654	32,165	7.47%	427,604	27,059	6.33%
Total interest-bearing liabilities	38,674,939	1,247,371	3.23%	34,720,174	1,332,508	3.84%
Noninterest-bearing deposits	8,706,694	—	—	8,103,652	—	—
Total deposits and interest-bearing liabilities	47,381,633	$ 1,247,371	2.63%	42,823,826	$ 1,332,508	3.11%
Other liabilities	496,205			399,183
Shareholders' equity	6,702,824			6,223,844
Total liabilities and shareholders' equity	$ 54,580,662			$ 49,446,853
Net interest income		$ 1,548,261			$ 1,365,590
Net interest spread (3)			2.54%			2.30%
Net interest margin (4)			3.24%			3.16%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $58.7 million of taxable equivalent income for the year ended Dec. 31, 2025 compared to $47.7 million for the year ended Dec. 31, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended Dec. 31, 2025 would have been 3.13% compared to a net interest spread of 3.02% for the year ended Dec. 31, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2025	2025	2025	2025	2024	2024
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$ 133,361	149,683	157,170	171,570	147,825	119,293
ORE and other nonperforming assets (NPAs)	8,089	5,210	4,835	3,656	1,280	823
Total nonperforming assets	$ 141,450	154,893	162,005	175,226	149,105	120,116
Past due loans over 90 days and still accruing interest	$ 2,870	2,632	4,652	4,337	3,515	3,611
Accruing purchase credit deteriorated loans	$ 8,732	9,564	10,344	12,215	13,877	5,715
Net loan charge-offs	$ 27,011	16,788	18,737	13,992	20,807	18,348
Allowance for credit losses to nonaccrual loans	331.1%	290.2%	268.6%	243.3%	280.4%	328.2%
As a percentage of total loans:
Past due accruing loans over 30 days	0.14%	0.17%	0.14%	0.14%	0.15%	0.16%
Potential problem loans	0.11%	0.20%	0.12%	0.15%	0.13%	0.14%
Allowance for credit losses	1.13%	1.15%	1.14%	1.16%	1.17%	1.14%
Nonperforming assets to total loans, ORE and other NPAs	0.36%	0.41%	0.44%	0.48%	0.42%	0.35%
Classified asset ratio (Pinnacle Bank) (6)	3.5%	4.2%	3.9%	4.4%	3.8%	3.9%
Annualized net loan charge-offs to avg. loans (5)	0.28%	0.18%	0.20%	0.16%	0.24%	0.21%

Interest rates and yields:
Loans	6.11%	6.29%	6.26%	6.24%	6.42%	6.75%
Securities	4.21%	4.41%	4.44%	4.30%	4.27%	4.58%
Total earning assets	5.62%	5.83%	5.82%	5.79%	5.97%	6.27%
Total deposits, including non-interest bearing	2.34%	2.57%	2.58%	2.58%	2.74%	3.08%
Securities sold under agreements to repurchase	1.83%	1.96%	1.92%	1.80%	2.11%	2.58%
FHLB advances	4.38%	4.61%	4.65%	4.59%	4.59%	4.66%
Subordinated debt and other borrowings	7.20%	7.49%	7.57%	7.63%	8.11%	5.97%
Total deposits and interest-bearing liabilities	2.45%	2.68%	2.70%	2.70%	2.88%	3.19%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.2%	12.3%	12.1%	12.1%	12.2%	12.5%
Common equity Tier one	10.9%	10.8%	10.7%	10.7%	10.8%	10.8%
Tier one risk-based	11.3%	11.3%	11.2%	11.2%	11.3%	11.4%
Total risk-based	13.0%	12.9%	13.0%	13.0%	13.1%	13.2%
Leverage	9.6%	9.6%	9.5%	9.5%	9.6%	9.6%
Tangible common equity to tangible assets	8.9%	8.8%	8.6%	8.5%	8.6%	8.7%
Pinnacle Bank ratios:
Common equity Tier one	11.1%	11.5%	11.5%	11.5%	11.6%	11.7%
Tier one risk-based	11.1%	11.5%	11.5%	11.5%	11.6%	11.7%
Total risk-based	12.1%	12.5%	12.4%	12.4%	12.5%	12.6%
Leverage	9.4%	9.8%	9.7%	9.7%	9.8%	9.8%
Construction and land development loans as a percentage of total capital (17)	57.7%	59.6%	61.8%	65.6%	70.5%	68.2%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	221.1%	218.1%	228.6%	236.4%	242.2%	243.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2025	2025	2025	2025	2024	2024

Per share data:
Earnings per common share – basic	$2.16	2.20	2.01	1.78	1.93	1.87
Earnings per common share - basic, excluding non-GAAP adjustments	$2.26	2.28	2.01	1.90	1.92	1.87
Earnings per common share – diluted	$2.13	2.19	2.00	1.77	1.91	1.86
Earnings per common share - diluted, excluding non-GAAP adjustments	$2.24	2.27	2.00	1.90	1.90	1.86
Common dividends per share	$0.24	0.24	0.24	0.24	0.22	0.22
Book value per common share at quarter end (7)	$87.90	85.60	82.79	81.57	80.46	79.33
Tangible book value per common share at quarter end (7)	$63.71	61.53	58.70	57.47	56.24	55.12
Revenue per diluted common share	$6.97	7.05	6.53	6.01	6.14	6.08
Revenue per diluted common share, excluding non-GAAP adjustments	$7.03	7.05	6.53	6.18	6.14	6.08

Investor information:
Closing sales price of common stock on last trading day of quarter	$95.41	93.79	110.41	106.04	114.39	97.97
High closing sales price of common stock during quarter	$101.53	119.63	111.51	126.15	129.87	100.56
Low closing sales price of common stock during quarter	$84.38	86.13	87.19	99.42	92.95	76.97

Closing sales price of depositary shares on last trading day of quarter	$25.02	25.14	23.91	24.10	24.23	24.39
High closing sales price of depositary shares during quarter	$25.28	25.48	24.56	25.25	25.02	24.50
Low closing sales price of depositary shares during quarter	$24.65	24.08	23.76	24.10	24.23	23.25

Other information:
Residential mortgage loan sales:
Gross loans sold	$128,057	168,935	192,859	145,645	185,707	209,144
Gross fees (8)	$2,820	4,424	4,068	3,761	4,360	4,974
Gross fees as a percentage of loans originated	2.20%	2.62%	2.11%	2.58%	2.35%	2.38%
Net gain on residential mortgage loans sold	$1,347	1,828	1,965	2,507	2,344	2,643
Investment gains (losses) on sales of securities, net (13)	$(4,099)	—	—	(12,512)	249	—
Brokerage account assets, at quarter end (9)	$16,028,270	15,653,343	14,665,349	13,324,592	13,086,359	12,791,337
Trust account managed assets, at quarter end	$8,475,121	8,233,933	7,664,867	7,293,630	7,061,868	6,830,323
Core deposits (10)	$41,927,530	40,813,687	39,761,037	40,012,999	38,046,904	35,764,640
Core deposits to total funding (10)	84.0%	84.6%	83.8%	85.0%	83.9%	81.8%
Risk-weighted assets	$46,526,782	45,571,307	44,413,507	43,210,918	41,976,450	40,530,585
Number of offices	141	138	137	136	137	136
Total core deposits per office	$297,358	295,751	290,227	294,213	277,715	262,975
Total assets per full-time equivalent employee	$15,558	15,301	15,109	15,092	14,750	14,418
Annualized revenues per full-time equivalent employee	$580.0	591.0	558.5	522.2	530.4	528.0
Annualized expenses per full-time equivalent employee	$323.7	328.8	316.8	310.8	292.2	293.4
Number of employees (full-time equivalent)	3,709.0	3,657.5	3,627.0	3,595.0	3,565.5	3,516.5
Associate retention rate (11)	93.2%	93.0%	93.4%	94.3%	94.5%	94.6%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Year ended
(dollars in thousands, except per share data)	December	September	December	December	December
	2025	2025	2024	2025	2024

Net interest income	$ 407,435	396,865	363,790	1,548,261	1,365,590

Noninterest income	134,769	147,938	111,545	506,590	371,178
Total revenues	542,204	544,803	475,335	2,054,851	1,736,768
Less: Investment (gains) losses on sales of securities, net	4,099	—	(249)	16,611	71,854
Recognition of mortgage servicing asset	—	—	—	—	(11,812)
Total revenues excluding the impact of adjustments noted above	$ 546,303	544,803	475,086	2,071,462	1,796,810

Noninterest expense	$ 302,656	303,139	261,897	1,167,728	1,034,970
Less: ORE expense	346	146	58	687	220
FDIC special assessment	(7,500)	—	—	(7,500)	7,250
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	28,400
Merger-related expenses	13,939	7,727	—	21,666	—
Noninterest expense excluding the impact of adjustments noted above	$ 295,871	295,266	261,839	1,152,875	999,100

Pre-tax income	$ 205,447	209,725	183,786	779,878	581,209
Provision for credit losses	34,101	31,939	29,652	107,245	120,589
Pre-tax pre-provision net revenue	239,548	241,664	213,438	887,123	701,798
Less: Adjustments noted above	10,884	7,873	(191)	31,464	95,912
Adjusted pre-tax pre-provision net revenue (12)	$ 250,432	249,537	213,247	918,587	797,710

Noninterest income	$ 134,769	147,938	111,545	506,590	371,178
Less: Adjustments noted above	4,099	—	(249)	16,611	60,042
Noninterest income excluding the impact of adjustments noted above	$ 138,868	147,938	111,296	523,201	431,220

Efficiency ratio (4)	55.82%	55.64%	55.10%	56.83%	59.59%
Less: Adjustments noted above	(1.66) %	(1.44) %	0.01%	(1.17) %	(3.99) %
Efficiency ratio excluding adjustments noted above (4)	54.16%	54.20%	55.11%	55.66%	55.60%

Total average assets	$ 56,705,549	55,213,879	51,166,643	54,580,662	49,446,853

Noninterest income to average assets (1)	0.94%	1.06%	0.87%	0.93%	0.75%
Less: Adjustments noted above	0.03%	— %	— %	0.03%	0.12%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.97%	1.06%	0.87%	0.96%	0.87%

Noninterest expense to average assets (1)	2.12%	2.18%	2.04%	2.14%	2.09%
Less: Adjustments as noted above	(0.05) %	(0.06) %	— %	(0.03) %	(0.07) %
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.07%	2.12%	2.04%	2.11%	2.02%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	December	September	June	March	December	September
	2025	2025	2025	2025	2024	2024
Net income available to common shareholders	$ 165,983	169,338	154,742	136,610	147,461	142,893
Investment (gains) losses on sales of securities, net	4,099	—	—	12,512	(249)	—
ORE expense	346	146	137	58	58	56
FDIC special assessment	(7,500)	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—
Merger-related expenses	13,939	7,727	—	—	—	—
Tax effect on above noted adjustments (16)	(2,721)	(1,968)	(34)	(3,143)	48	(14)
Net income available to common shareholders excluding adjustments noted above	$ 174,146	175,243	154,844	146,037	147,318	142,935

Basic earnings per common share	$ 2.16	2.20	2.01	1.78	1.93	1.87
Less:
Investment (gains) losses on sales of securities, net	0.05	—	—	0.16	(0.01)	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	(0.10)	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—
Merger-related expenses	0.18	0.10	—	—	—	—
Tax effect on above noted adjustments (16)	(0.03)	(0.02)	—	(0.04)	—	—
Basic earnings per common share excluding adjustments noted above	$ 2.26	2.28	2.01	1.90	1.92	1.87

Diluted earnings per common share	$ 2.13	2.19	2.00	1.77	1.91	1.86
Less:
Investment (gains) losses on sales of securities, net	0.05	—	—	0.16	(0.01)	—
ORE expense	—	—	—	—	—	—
FDIC special assessment	(0.10)	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—
Merger-related expenses	0.18	0.10	—	—	—	—
Tax effect on above noted adjustments (16)	(0.02)	(0.02)	—	(0.04)	—	—
Diluted earnings per common share excluding the adjustments noted above	$ 2.24	2.27	2.00	1.90	1.90	1.86

Revenue per diluted common share	$ 6.97	7.05	6.53	6.01	6.14	6.08
Adjustments due to revenue-impacting items as noted above	0.05	—	—	0.16	—	—
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$ 7.03	7.05	6.53	6.18	6.14	6.08

Book value per common share at quarter end (7)	$ 87.90	85.60	82.79	81.57	80.46	79.33
Adjustment due to goodwill, core deposit and other intangible assets	(24.19)	(24.07)	(24.09)	(24.10)	(24.22)	(24.21)
Tangible book value per common share at quarter end (7)	$ 63.71	61.53	58.70	57.47	56.24	55.12

Equity method investment (15)
Fee income from BHG, net of amortization	$ 31,297	40,614	26,027	20,405	12,070	16,379
Funding cost to support investment	4,056	5,079	5,205	5,515	4,869	5,762
Pre-tax impact of BHG	27,241	35,535	20,822	14,890	7,201	10,617
Income tax expense at statutory rates (16)	6,810	8,884	5,206	3,723	1,800	2,654
Earnings attributable to BHG	$ 20,431	26,651	15,617	11,168	5,401	7,963
Basic earnings per common share attributable to BHG	$ 0.27	0.35	0.20	0.15	0.07	0.10
Diluted earnings per common share attributable to BHG	$ 0.26	0.34	0.20	0.15	0.07	0.10
This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Year ended
(dollars in thousands, except per share data)	December 31,
	2025	2024
Net income available to common shareholders	$ 626,673	459,864
Investment losses on sales of securities, net	16,611	71,854
ORE expense	687	220
FDIC special assessment	(7,500)	7,250
Recognition of mortgage servicing asset	—	(11,812)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400
Merger-related expenses	21,666	—
Tax effect on adjustments noted above (16)	(7,866)	(23,978)
Net income available to common shareholders excluding adjustments noted above	$ 650,271	531,798

Basic earnings per common share	$ 8.15	6.01
Less:
Investment losses on sales of securities, net	0.22	0.94
ORE expense	0.01	—
FDIC special assessment	(0.10)	0.10
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Merger-related expenses	0.28	—
Tax effect on above noted adjustments (16)	(0.10)	(0.31)
Basic earnings per common share excluding adjustments noted above	$ 8.46	6.96

Diluted earnings per common share	8.07	5.96
Less:
Investment losses on sales of securities, net	0.21	0.93
ORE expense	0.01	—
FDIC special assessment	(0.10)	0.09
Recognition of mortgage servicing asset	—	(0.15)
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37
Merger-related expenses	0.28	—
Tax effect on above noted adjustments (16)	(0.10)	(0.31)
Diluted earnings per common share excluding the adjustments noted above	$ 8.37	6.89

Revenue per diluted common share	$ 26.45	22.52
Adjustments due to revenue-impacting items as noted above	0.21	0.78
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$ 26.66	23.30

Equity method investment (15)
Fee income from BHG, net of amortization	$ 118,343	63,172
Funding cost to support investment	16,126	19,777
Pre-tax impact of BHG	102,217	43,395
Income tax expense at statutory rates (16)	25,554	10,849
Earnings attributable to BHG	$ 76,663	32,546

Basic earnings per common share attributable to BHG	$ 1.00	0.43
Diluted earnings per common share attributable to BHG	$ 0.99	0.42

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Year ended
(dollars in thousands, except per share data)	December	September	December	December	December
	2025	2025	2024	2025	2024

Return on average assets (1)	1.16%	1.22%	1.15%	1.15%	0.93%
Adjustments as noted above	0.06%	0.04%	— %	0.04%	0.15%
Return on average assets excluding adjustments noted above (1)	1.22%	1.26%	1.15%	1.19%	1.08%

Tangible assets:
Total assets	$ 57,706,053	55,963,549	52,589,449	$ 57,706,053	52,589,449
Less: Goodwill	(1,848,904)	(1,848,904)	(1,849,260)	(1,848,904)	(1,849,260)
Core deposit and other intangible assets	(29,715)	(18,108)	(21,423)	(29,715)	(21,423)
Net tangible assets	$ 55,827,434	54,096,537	50,718,766	$ 55,827,434	50,718,766

Tangible common equity:
Total shareholders' equity	$ 7,043,715	6,856,192	6,431,881	$ 7,043,715	6,431,881
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,826,589	6,639,066	6,214,755	6,826,589	6,214,755
Less: Goodwill	(1,848,904)	(1,848,904)	(1,849,260)	(1,848,904)	(1,849,260)
Core deposit and other intangible assets	(29,715)	(18,108)	(21,423)	(29,715)	(21,423)
Net tangible common equity	$ 4,947,970	4,772,054	4,344,072	$ 4,947,970	4,344,072

Ratio of tangible common equity to tangible assets	8.86%	8.82%	8.57%	8.86%	8.57%

Average tangible assets:
Average assets	$ 56,705,549	55,213,879	51,166,643	$ 54,580,662	49,446,853
Less: Average goodwill	(1,848,904)	(1,848,904)	(1,846,998)	(1,849,079)	(1,846,979)
Average core deposit and other intangible assets	(23,554)	(18,985)	(23,054)	(20,901)	(24,744)
Net average tangible assets	$ 54,833,091	53,345,990	49,296,591	$ 52,710,682	47,575,130

Return on average assets (1)	1.16%	1.22%	1.15%	1.15%	0.93%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.04%	0.04%	0.04%	0.04%
Return on average tangible assets (1)	1.20%	1.26%	1.19%	1.19%	0.97%
Adjustments as noted above	0.06%	0.04%	— %	0.04%	0.15%
Return on average tangible assets excluding adjustments noted above (1)	1.26%	1.30%	1.19%	1.23%	1.12%

Average tangible common equity:
Average shareholders' equity	$ 6,966,997	6,721,569	6,405,867	$ 6,702,824	6,223,844
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	6,749,871	6,504,443	6,188,741	6,485,698	6,006,718
Less: Average goodwill	(1,848,904)	(1,848,904)	(1,846,998)	(1,849,079)	(1,846,979)
Average core deposit and other intangible assets	(23,554)	(18,985)	(23,054)	(20,901)	(24,744)
Net average tangible common equity	$ 4,877,413	4,636,554	4,318,689	$ 4,615,718	4,134,995

Return on average equity (1)	9.45%	10.00%	9.16%	9.35%	7.39%
Adjustment due to average preferred shareholders' equity	0.30%	0.33%	0.32%	0.31%	0.27%
Return on average common equity (1)	9.76%	10.33%	9.48%	9.66%	7.66%
Adjustment due to goodwill, core deposit and other intangible assets	3.75%	4.16%	4.10%	3.91%	3.46%
Return on average tangible common equity (1)	13.50%	14.49%	13.58%	13.58%	11.12%
Adjustments as noted above	0.66%	0.51%	0.01%	0.51%	1.74%
Return on average tangible common equity excluding adjustments noted above (1)	14.17%	15.00%	13.57%	14.09%	12.86%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles, by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Team member retention rate is computed by dividing the number of team members employed at quarter end less the number of team members that have resigned in the last 12 months by the number of team members employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset, fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives and merger expenses.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.